Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: IR@fyrhomes.com

Front Yard Residential Corporation Reports Third Quarter 2020 Results

CHRISTIANSTED, U.S. Virgin Islands, November 4, 2020 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced its financial and operating results for the third quarter of 2020.

Third Quarter 2020 Highlights and Recent Developments

•On October 19, 2020, Front Yard entered into a definitive merger agreement whereby a partnership led by Pretium and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation will acquire Front Yard for $13.50 per share in a transaction valued at approximately $2.4 billion, including debt to be assumed or refinanced. The transaction is expected to close in the first quarter of 2021.
•Rental revenues increased to $56.9 million for the third quarter of 2020, up 3.3% over the second quarter of 2020 and up 12.2% year on year.
•Core Funds from Operations (“FFO”) was $0.19 per diluted share, up $0.01 from the second quarter of 2020 and up $0.19 year on year.1
•Adjusted FFO was $0.09 per diluted share for the third quarter of 2020, in line with the second quarter of 2020.1
•Stabilized Rental leased percentage was 98.8%, up from 98.3% as of June 30, 2020 and 94.3% as of September 30, 2019.
•Blended rent growth was 4.7%, with renewal rent growth of 4.0% and re-lease rent growth of 6.4%.
•Stabilized Rental Core Net Operating Income (“NOI”) Margin was 60.9%, down from 61.5% in the second quarter of 2020, reflecting seasonally higher operating costs, and up from 54.1% in the third quarter of 2019.1
•Sold 37 non-core homes for proceeds of $5.0 million and a gain of $0.5 million over carrying value.
•As previously announced, agreed to terminate the existing asset management agreement with Altisource Asset Management Corporation (“AAMC”), facilitating Front Yard's transition from an externally managed REIT to an internally managed REIT. Front Yard will pay an aggregate termination fee of $46.0 million to AAMC, and Front Yard has agreed to acquire certain assets and operations from AAMC for an aggregate purchase price of $8.2 million.

“Our operating metrics remained very strong during the third quarter, which due to seasonality is typically a more challenging period. Improving occupancy levels and blended rent growth are reinforcing our operating results,” said George Ellison, Chief Executive Officer. “The merger agreement with Pretium provides the opportunity for our stockholders to realize immediate value while we continue to focus on a high quality experience for our residents.”
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1Stabilized Rental Core NOI Margin, Core FFO and Adjusted FFO are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net income.

Third Quarter 2020 Financial Results

GAAP net loss for the third quarter of 2020 was $63.2 million, or $1.08 per diluted share, compared to a net loss of $36.4 million, or $0.68 per diluted share, for the third quarter of 2019.

GAAP net loss for the nine months ended September 30, 2020 was $79.4 million, or $1.41 per diluted share, compared to a net loss of $79.9 million, or $1.49 per diluted share, for the nine months ended September 30, 2019.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; our ability to complete the proposed merger due to the failure to obtain stockholder approval or satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers and employees, and the potential effect on operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our asset management agreement with AAMC, our external asset manager, pursuant to the Termination and Transition Agreement dated August 13, 2020 (the “Termination Agreement”); our ability to successfully internalize our asset management function under the Termination Agreement; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; difficulties in identifying single-family properties to acquire; the failure to identify unforeseen expenses or material liabilities associated with our acquisitions of assets through the due diligence process prior to such acquisitions; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to maintain, obtain or access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under our financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues:
Rental revenues	$56,944	$50,768	$166,400	$154,946
Total revenues	56,944	50,768	166,400	154,946
Expenses:
Residential property operating expenses	20,048	20,775	57,735	58,180
Property management expenses	3,569	4,187	11,367	11,400
Depreciation and amortization	20,229	19,662	60,837	61,983
Acquisition and integration costs	771	202	913	3,064
Impairment	105	495	994	3,091
Mortgage loan servicing costs	—	246	—	827
Interest expense	17,378	21,135	55,790	63,810
Share-based compensation	1,616	1,457	4,039	4,387
General and administrative	6,637	5,519	23,280	19,277
Management fees to AAMC	3,584	3,584	10,752	10,715
Termination fee to AAMC	46,000	—	46,000	—
Total expenses	119,937	77,262	271,707	236,734
Net gain on real estate and mortgage loans	176	354	1,546	12,973
Operating loss	(62,817)	(26,140)	(103,761)	(68,815)
Casualty losses	(292)	(287)	(924)	(864)
Insurance recoveries	10	48	85	586
Other (loss) income	(78)	(9,989)	25,231	(10,786)
Net loss before income taxes	(63,177)	(36,368)	(79,369)	(79,879)
Income tax expense	—	—	28	14
Net loss	$(63,177)	$(36,368)	$(79,397)	$(79,893)

Loss per share of common stock - basic:
Loss per basic share	$(1.08)	$(0.68)	$(1.41)	$(1.49)
Weighted average common stock outstanding - basic	58,747,146	53,857,616	56,329,863	53,735,106
Loss per share of common stock - diluted:
Loss per diluted share	$(1.08)	$(0.68)	$(1.41)	$(1.49)
Weighted average common stock outstanding - diluted	58,747,146	53,857,616	56,329,863	53,735,106

Dividends declared per common share	$—	$0.15	$0.15	$0.45

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate held for use:
Land	$397,375	$398,840
Rental residential properties	1,724,133	1,707,043
Real estate owned	8,886	16,328
Total real estate held for use	2,130,394	2,122,211
Less: accumulated depreciation	(262,776)	(206,464)
Total real estate held for use, net	1,867,618	1,915,747
Real estate assets held for sale	5,454	14,395
Cash and cash equivalents	84,418	43,727
Restricted cash	32,191	34,282
Accounts receivable	5,525	9,235
Goodwill	13,376	13,376
Prepaid expenses and other assets	32,221	22,360
Total assets	$2,040,803	$2,053,122

Liabilities:
Repurchase and loan agreements	$1,620,968	$1,644,230
Accounts payable and accrued liabilities	73,124	64,619
Payable to AAMC	34,967	5,014
Total liabilities	1,729,059	1,713,863

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 58,747,146 shares issued and outstanding as of September 30, 2020 and 53,933,575 shares issued and outstanding as of December 31, 2019	587	539
Additional paid-in capital	1,247,109	1,189,236
Accumulated deficit	(918,262)	(830,602)
Accumulated other comprehensive loss	(17,690)	(19,914)
Total equity	311,744	339,259
Total liabilities and equity	$2,040,803	$2,053,122

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) , Adjusted Funds from Operations (“Adjusted FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Adjusted FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO, Core FFO and Adjusted FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Our Adjusted FFO begins with Core FFO and is adjusted for cash paid for leasing commissions and recurring capital expenditures. We believe that Adjusted FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and Core FFO and is further helpful as it provides a consistent measurement of the costs to maintain the condition of our properties as well as costs to obtain residents. Because Adjusted FFO, similar to FFO and Core FFO, does not capture the changes in the value of the homes, the utility of Adjusted FFO as a measure of our performance is limited.

Although management believes that FFO, Core FFO and Adjusted FFO increase our comparability with other companies, these measures may not be comparable to the FFO, Core FFO or Adjusted FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO and/or Adjusted FFO or may utilize metrics other than or in addition to Core FFO or Adjusted FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO, Core FFO and Adjusted FFO:

Three months ended September 30, 2020
Net loss	$(63,177)

Adjustments to determine FFO:
Depreciation and amortization	20,229
Impairment	105
Net gain on real estate and mortgage loans	(176)
FFO	(43,019)

Adjustments to determine Core FFO:
Acquisition and integration costs	771
Non-cash interest expense	2,779
Share-based compensation	1,616
Non-ordinary legal and professional fees (1)	2,585
Termination fee to AAMC	46,000
Other adjustments (2)	282
Core FFO	11,014

Adjustments to determine Adjusted FFO:
Recurring capital expenditures	(5,126)
Leasing commissions	(535)
Adjusted FFO	$5,353

Weighted average common stock outstanding - basic and diluted	58,747,146
FFO per share - basic and diluted	$(0.73)
Core FFO per share - basic and diluted	$0.19
Adjusted FFO per share - basic and diluted	$0.09
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(1)Relates to non-operational and non-ordinary legal fees, such as costs associated with Front Yard's strategic review initiative, shareholder activism, negotiation of the asset management agreement or similar matters.
(2)Includes casualty losses, insurance recoveries and other non-recurring income and expense items that management has determined are not representative of Front Yard's core ongoing operations.

Stabilized Rental: A home is stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes may become non-stabilized due to a first-time renovation subsequent to acquisition, casualty event that makes it unsafe or uninhabitable, or because the home has been identified for sale and no longer leased.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net income as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended September 30, 2020
Net income	$(63,177)

Adjustments:
Revenues from non-stabilized properties	13
Net gain on real estate and mortgage loans	(176)
Operating expenses on non-stabilized properties	308
Depreciation and amortization	20,229
Acquisition and integration costs	771
Impairment	105
Interest expense	17,378
Share-based compensation	1,616
General and administrative	6,637
Management fees to AAMC	3,584
Termination fee to AAMC	46,000
Other loss	360
Stabilized Rental NOI	$33,648

Rental revenues	$56,944
Less: rental revenues from non-stabilized properties	13
Rental revenues from Stabilized Rentals	56,957
Less: tenant charge-back revenues from Stabilized Rentals	(1,746)
Core rental revenues from Stabilized Rentals	$55,211

Stabilized Rental NOI Margin	59.1%
Stabilized Rental Core NOI Margin	60.9%